SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to s. 240.14a-11(c) or s.
            240.14a-12

               Watts Industries, Inc.
(Name of Registrant as Specified In Its Charter)

              Thomas J. White, Esq.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange
        Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-
            6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

_______________________________________________________
    2) Aggregate number of securities to which transaction applies:

_______________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

_______________________________________________________
    4) Proposed maximum aggregate value of transaction:

_______________________________________________________

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Watts Industries, Inc.

Dear Sir/Madam:

   Electronically transmitted for filing please find the above named Company's Proxy Statement, forms of Proxy and Notice of Annual Meeting of Stockholders for the October 17, 1995 Annual Meeting of Stockholders of Watts Industries, Inc. These proxy materials are to be mailed on September 14, 1995 to stockholders of record at the close of business on September 1, 1995. A $125 filing fee for these materials has been deposited in the Securities and Exchange Commission's lockbox with the Mellon Bank in Pittsburgh, PA. The CIK number for Watts Industries, Inc. is 0000795403.

   Seven (7) copies of the Company's Annual Report to Stockholders have been mailed today to the Commission pursuant to Rule 14a-3(c) of Regulation 14A and Rule 101(b)(1) of Regulation S-T. The Annual Report is not deemed to be "filed" with the Commission. It is being provided to the Commission solely for its information.

   Shares of Watts Industries, Inc. Class A Common Stock that may be issued under the Watts Industries, Inc. Management Stock Purchase Plan will be registered under the Securities Act of 1933 as soon as practicable after approval of such plan by Watts Industries' stockholders.


                           Sincerely,

                     /s/   Thomas J. White

                           Thomas J. White



TJW/s
cc:  Suzanne M. Zabitchuck, Esq.
     Robert P. Whalen, Jr., Esq.

[GRAPHIC OF WATTS INDUSTRIES, INC. LOGO]

Watts Industries, Inc.

September 14, 1995




Dear Stockholder:

We cordially invite you to attend our 1995 Annual Meeting, which will be held on Tuesday, October 17, 1995 at 10:00 a.m., in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810.

The purposes of the Annual Meeting are (i) to elect Directors as set forth in Proposal 1, (ii) to ratify the selection of independent auditors for the current fiscal year as set forth in Proposal 2, and (iii) to approve the Watts Industries, Inc. Management Stock Purchase Plan as set forth in Proposal 3. The Board of Directors recommends that you vote in favor of these proposals and urges you to read the proxy statement which describes these proposals and presents other important information.

Your support of our efforts is important to the other Directors and to me regardless of the number of shares you own. Accordingly, we urge you to complete, sign and return your proxy promptly in the envelope provided for your convenience.

Following the completion of the scheduled business, we will report on the Company's operations and plans and answer questions from the floor. We hope that you will be able to join us on October 17th.

                            Sincerely,




                       /s/    Timothy P. Horne
                              Timothy P. Horne
                              Chairman of the Board, President
                                and Chief Executive Officer

WATTS INDUSTRIES, INC.
815 Chestnut Street
North Andover, MA 01845

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 17, 1995


To the Stockholders of
    Watts Industries, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Watts Industries, Inc. will be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts 01810, on Tuesday, October 17, 1995, at 10:00 a.m., for the following purposes:

1. To elect to the Board of Directors of Watts Industries, Inc. eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To ratify the selection of Ernst & Young as the independent auditors of the Company for the current fiscal year;

3. To approve the Watts Industries, Inc. Management Stock Purchase Plan; and

4. To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record at the close of business on September 1, 1995 will be entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof.


             By Order of the Board of Directors



          /s/  KENNETH J. McAvoy

               KENNETH J. McAvoy
                 Secretary



North Andover, Massachusetts
September 14, 1995

IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

WATTS INDUSTRIES, INC.


ANNUAL MEETING OF STOCKHOLDERS
October 17, 1995
PROXY STATEMENT

INFORMATION CONCERNING
SOLICITATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Watts Industries, Inc. (the "Company") for use at the Company's 1995 Annual Meeting of Stockholders to be held on Tuesday, October 17, 1995 and at any adjournment(s) or postponement(s) thereof. Shares represented by duly executed proxies will be voted for the election of the nominees named herein for Director, for the ratification of the selection of Ernst & Young as the independent auditors of the Company for the current fiscal year, and for approval of the Watts Industries, Inc. Management Stock Purchase Plan, unless authority is withheld or different instructions are given.

Proxies may be revoked by a written revocation received by the Secretary of the Company at the address of the Company set forth below or in open meeting at any time prior to the voting thereof. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder thereon, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by the stockholder, the proxy will be voted as recommended by the Directors. Shares held for customers of brokers which are not voted on a proposal because of a lack of instructions from such brokers' customers are not considered entitled to vote on that proposal, but if represented by proxy will be treated as present at the meeting. Because Directors are elected by a plurality of the votes cast, withholding authority to vote for a nominee has the same effect as a vote against such nominee.

Stockholders of record at the close of business on September 1, 1995 are entitled to receive notice of and to vote at the meeting. Each share of Class A Common Stock of the Company outstanding on the record date is entitled to one vote, and each share of Class B Common Stock of the Company outstanding on the record date is entitled to ten votes. As of the close of business on September 1, 1995, there were outstanding and entitled to vote 18,269,138 shares of Class A Common Stock and 11,365,627 shares of Class B Common Stock.

This proxy statement and the enclosed proxy are being mailed together by the Company on or about September 14, 1995 to stockholders of record as of September 1, 1995. The Company's Annual Report for the fiscal year ended June 30, 1995 is also being mailed to such stockholders of the Company with this proxy statement.

The principal executive offices of the Company are located at 815 Chestnut Street, North Andover, Massachusetts 01845.

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may also use the services of some of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and telegraph. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

At the date hereof the management of the Company has no knowledge of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy will have discretionary authority to vote all such proxies as they shall decide. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, shall have and may exercise all of the powers and authority of the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company has fixed the number of Directors at eight and nominated the individuals named below for election as Directors. If elected, the nominees will serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Proxies will be voted for the nominees named below unless otherwise specified in the proxy. All of the nominees are presently members of the Board of Directors. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby will be voted either for the election of another person or persons to be designated by the Board of Directors or to fix the number of Directors at a lesser number and elect the nominees able to serve. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

INFORMATION AS TO NOMINEES FOR DIRECTOR

Set forth below is the name and age of each nominee for Director, who are the current Directors of the Company, his or her principal occupation for the past five years, the year each became a Director of the Company and the names of certain other companies in which he or she serves as a Director. The information is as of
August 16, 1995.

                              Present Principal Employment and        Director
Name                 Age      Prior Business Experience(1)           Since (1)

Timothy P. Horne     57       Chairman of the Board since 1986
                              and Chief Executive Officer since           1962
                              1978; President since 1994. Mr.
                              Horne joined the Company in 1959.

David A. Bloss, Sr   45       Executive Vice President since
                              July 1993. Prior to July 1993, Mr.          1994
                              Bloss was associated for five
                              years with the Norton Company, a
                              manufacturer of abrasives and
                              cutting tools, serving as President
                              of its Superabrasives Division from
                              1991 to 1993.

Frederic B. Horne    45       Corporate Vice President since 1987;
                              Vice President and General                  1980
                              Manager from 1978 to 1987. Mr. Horne
                              joined the Company in 1973.

Kenneth J. McAvoy    55       Chief Financial Officer and Treasurer
                              since 1986; Vice President                  1994
                              of Finance from 1984 to 1994;
                              Executive Vice President of European
                              Operations since 1994; Secretary since
                              1985. Mr. McAvoy joined the Company in
                              1981.

Noah T. Herndon      63       Partner of Brown Brothers Harriman &
                              Co., private bankers, since 1974. Mr.       1981
                              Herndon is a Director of Fieldcrest
                              Cannon, Inc. and National Auto
                              Credit, Inc.

Wendy E. Lane        45       Chairman of Lane Holdings, Inc., an
                              investment banking firm, since              1994
                              1992. Prior to forming Lane Holdings,
                              Ms. Lane was a Principal and
                              Managing Director of Donaldson,
                              Lufkin & Jenrette, an investment
                              banking firm, serving in these and
                              other positions from 1980 to 1992.

Gordon W. Moran      57       President and Chief Executive Officer of
                              Hollingsworth & Vose Company, a             1990
                              paper manufacturer, since 1983.
                              Mr. Moran is a Director
                              of Associated Industries of
                              Massachusetts, the American Paper
                              Institute and the South Norfolk
                              County Association for Retarded
                              Citizens, Inc.

Daniel J.
 Murphy, III         53       Chairman of Northmark Bank, a
                              commercial bank, since August               1986
                              1987. Prior to forming Northmark
                              Bank in 1987, Mr. Murphy was a
                              Managing Director of Knightsbridge
                              Partners, Incorporated, a venture
                              capital firm, from January to August
                              1987 and President and a
                              Director of Arltru Bancorporation, a
                              bank holding company, and its
                              wholly owned subsidiary, Arlington Trust
                              Company, from 1980 to 1986.
                              Mr. Murphy is a Director of Bay State
                              Gas Company.

(1) All positions with the Company indicated for periods prior to January 1, 1986 were held with Watts Regulator Co. The Company became the parent company of Watts Regulator Co. and its various subsidiaries pursuant to a reorganization effective as of January 1, 1986.

Timothy P. Horne and Frederic B. Horne are brothers.

FEES TO CERTAIN DIRECTORS

Each non-employee Director receives a fee of $15,000 per year and $500 per Board of Directors or committee meeting attended and also receives reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. In addition, each non-employee Director is eligible to receive grants of stock options under the Company's 1991 Non-Employee Directors' Nonqualified Stock Option Plan. Directors of the Company who are employees of the Company receive no compensation for their services as Directors.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Company's Board of Directors held nine meetings during the fiscal year ended June 30, 1995. Each of the Directors of the Company attended at least three-quarters of the meetings of the Board and of the committees on which such Director served, except for Gordon W. Moran. The Company's Board of Directors has a standing Audit Committee and a standing Stock Option and Compensation Committee. The Audit Committee held three meetings, and the Stock Option and Compensation Committee held one meeting, during the fiscal year ended June 30, 1995. The Audit Committee reviews audit performance, recommends appropriate action on the basis of audit results and receives and reviews the auditors' "management letters" and management's responses thereto. The Stock Option and Compensation Committee is responsible for administering the Company's 1986 Incentive Stock Option Plan and its 1989 Nonqualified Stock Option Plan pursuant to authority delegated to it by the Board of Directors and for approving the compensation arrangements of the principal executive officers of the Company. During the fiscal year ended June 30, 1995, Messrs. Herndon and Moran and Ms. Lane comprised the Audit Committee and Messrs. Murphy and Herndon and Ms. Lane comprised the Stock Option and Compensation Committee.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth as of August 16, 1995 (except as otherwise indicated) certain information concerning shares of Class A Common Stock and Class B Common Stock held by (i) all beneficial owners of 5% or more of either class of the Company's common stock, (ii) each Director or person nominated for election as a Director of the Company and (iii) the Chief Executive Officer, the four other most highly compensated executive officers listed in the Summary Compensation Table and, as a group, all executive officers and Directors or persons nominated for election as Directors of the Company.

                                         Number of
                                            Shares
                                      Beneficially           Total Percent(1)
Name of Beneficial Owner(2)                Owned(3)        Equity       Voting
Timothy P. Horne(4)               10,654,388 (5)(6)         35.9%        79.6%
Frederic B. Horne(4)              10,976,472 (6)(7)         37.0          82.2
George B. Horne(4)(8)              2,200,000 (6)(8)(9)       7.4          16.6
Daniel W. Horne(4)(10)             1,335,840 (6)(9)(10)      4.5          10.1
Deborah Horne(4)(11)               1,335,840 (6)(9)(1l)      4.5          10.1
Peter W. Horne(4)(12)              1,335,840 (6)(12)         4.5           9.8
Nicholas Company, Inc.             2,555,100 (13)(14)        8.6           1.9
First Pacific Advisors, Inc.       1,040,800 (13)(15)        3.5             *
Noah T. Herndon                       11,000 (13)(17)          *             *
Wendy E. Lane                          8,000 (13)(16)          *             *
Daniel J. Murphy, III                 10,000 (13)(17)          *             *
Gordon W. Moran                        9,000 (13)(17)          *             *
David A. Bloss, Sr.                   16,000 (13)(20)          *             *
Kenneth J. McAvoy                     18,000 (13)(18)          *             *
Robert T. McLaurin                    31,950 (19)(22)          *             *
All executive officers and
 Directors as a group
 (12 persons)                     11,599,505 (21)(22)       38.9          85.0
_____________

        * Less than 1%.


  (1) The percentages have been determined as of August 16, 1995 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At that date, a total of 29,623,886 shares were outstanding, of which 11,404,470 were shares of Class B Common Stock entitled to ten votes per share and 18,219,416 were shares of Class A Common Stock entitled to one vote per share. Each share of Class B Common Stock is convertible into one share of Class A Common Stock.

  (2) The address of Nicholas Company, Inc. is 700 North Water Street, Milwaukee, Wisconsin 53202. The address of First Pacific Advisors, Inc. is 11400 West Olympic Boulevard, Los Angeles, California 90064. The address of each other stockholder in the table is c/o Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845.

  (3) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

  (4) Timothy P. Horne, Frederic B. Horne, George B. Horne, Daniel W.
Horne, Deborah Horne and Peter W. Horne, together with Judith Rae Horne (as trustee and custodian for her minor daughter) may be deemed a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

Shares of Class B Common Stock of the Company held by each member of the Horne family named in the above table and any voting trust certificates in respect thereof are subject to a right of first refusal in favor of the other Horne family members named in the table and two other Horne family members not named in the table. The Company has granted registration rights with respect to the shares of Class B Common Stock beneficially owned by such Horne family members.

  (5) Includes (i) 2,823,962 shares, of which 72,742 shares are Class A
Common Stock, beneficially owned by Timothy P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 1,355,166 shares owned by Frederic B. Horne, Mr. Horne's brother, (iii) 1,335,840 shares held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iv) 1,335,840 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (v) 1,285,840 shares held for the benefit of Peter W. Horne, Mr. Horne's brother, under a revocable trust for which Frederic B. Horne serves as sole trustee, (vi) 2,200,000 shares held for the benefit of George B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (vii) 50,000 shares owned by Tara V. Horne, Mr. Horne's daughter, (viii) 50,000 shares held by Judith Rae Horne, Mr. Horne's wife, as trustee for Mr. Horne's minor daughter and (ix) 60,000 shares issuable upon the exercise of stock options exercisable presently or within 60 days of August 16, 1995. Also includes 157,740 shares held by Judith Rae Horne, Mr. Horne's wife, as trustee or custodian for Mr. Horne's minor daughter, of which Mr. Horne disclaims beneficial ownership. A total of 2,751,220 of the shares of Class B Common Stock noted in clause (i), the shares noted in clauses (ii) through (v), 2,000,000 of the shares noted in clause (vi), and the shares noted in clauses (vii) and (viii) of this footnote (10,163,906 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as co-trustee. See footnote 6. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 72,742 of the 2,823,962 shares noted in clause (i) and all of the shares noted in clause (ix) of this footnote.

  (6) All shares of Class B Common Stock beneficially owned by Timothy P. Horne, all shares of Class B Common Stock beneficially owned by trusts for the benefit of Daniel W. Horne, Deborah Horne and Peter W. Horne, 1,355,166 shares of Class B Common Stock beneficially owned by Frederic B. Horne, 2,000,000 shares beneficially owned by a trust for the benefit of George B. Horne, 50,000 shares of Class B Common Stock beneficially owned by Tara V. Horne and 50,000 shares of Class B Common Stock beneficially owned by a trust for the benefit of Timothy P. Horne's minor daughter (10,163,906 shares in the aggregate) are subject to the terms of the Horne Family Voting Trust Agreement_1991 (the "Voting Trust"). Under the terms of the Voting Trust, the two trustees (currently Timothy P. Horne and Frederic B. Horne) have sole power to vote all shares subject to the Voting Trust. However, as long as Timothy P. Horne and Frederic B. Horne are serving as trustees of the Voting Trust, Timothy P. Horne generally has the right to vote all shares subject to such trust in the event that the trustees do not concur with respect to any proposed action, including any exercise of the trustee's right to authorize the withdrawal of shares from the Voting Trust (the "Determination Power"). The sole exception to the Determination Power is that the concurrence of Timothy P. Horne and Frederic B. Horne is required for the voting of shares in connection with any vote involving the election or removal of Directors of the Company. Under the terms of the Voting Trust, Timothy P. Horne, the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, Frederic B. Horne, a Corporate Vice President and a Director of the Company, and George B. Horne, the father of Timothy P. Horne and Frederic B. Horne, may designate up to two successor trustees to succeed Timothy P. Horne and Frederic B. Horne, one to be designated as the primary designee and the other as the secondary designee. If either Timothy P. Horne or Frederic B. Horne ceases for any reason to serve as a trustee, first the primary designee and then the secondary designee (if any) would become a co-trustee with the remaining Horne brother. Under such circumstances the remaining Horne brother would generally have the Determination Power except that (i) the concurrence of the remaining Horne brother and the co-trustee would be required in connection with any vote involving the election or removal of directors of the Company, (ii) the designated successor would vote those shares owned by the departed Horne brother and (iii) the designated successor would have sole authority with respect to withdrawals of shares beneficially owned by the departed Horne brother. If both Timothy P. Horne and Frederic B. Horne cease to serve as trustees, first the primary designee and then the secondary designee would remain as the sole trustee for the term of the Voting Trust. If designated successors become trustees but do not survive whichever of Timothy
P. Horne or Frederic B. Horne is still serving as trustee, that trustee would remain as the sole trustee absent an amendment to the Voting Trust. If each of Timothy P. Horne and Frederic B. Horne and the two designated successors cease to serve as trustees for any reason, the holders of a majority of the voting trust certificates then outstanding have the right to designate successor trustees as necessary under the terms of the Voting Trust. Pursuant to the power of designation described above, Timothy P. Horne, Frederic B. Horne and George B. Horne have designated Noah T. Herndon, a Director of the Company, as the primary designee and John LeClaire, Esq., a partner in the law firm of Goodwin, Procter & Hoar, as the secondary designee, should either Timothy P. Horne or Frederic B. Horne cease to serve as a trustee under the Voting Trust. Timothy P. Horne, Frederic B. Horne and George B. Horne can collectively agree to revoke the designation of any successor before he begins to serve or to appoint a new designated successor. If one or more of such Horne family members are unable to take such action, this power rests in the survivor or survivors of them.

The Voting Trust expires on October 31, 2001, subject to extension on or after October 31, 1999 by stockholders (including the trustee of any trust stockholder, whether or nor such trust is then in existence) who deposited shares of Class B Common Stock in the Voting Trust and are then living or, in the case of shares in the Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and, while one or more of Timothy P. Horne, Frederic B. Horne and their successor designated as described in the preceding paragraph is serving as trustee, the trustees. In certain cases (i.e., changes to the extension, termination and amendment provisions), the original depositors must also approve amendments. Shares may not be removed from the trust during its term without the consent of the trustees.

Timothy P. Horne beneficially owns 27.1% of the total beneficial interest in the Voting Trust (the "Beneficial Interest") individually, 13.1% of the Beneficial Interest as trustee of a revocable trust, 13.1% of the Beneficial Interest as trustee of a trust revocable with the consent of the trustee and 19.7% of the Beneficial Interest as co-trustee of a revocable trust (representing an aggregate of 73.0% of the Beneficial Interest). Frederic B. Horne beneficially owns 13.3% of the Beneficial Interest individually and 12.7% of the Beneficial Interest as trustee of a revocable trust (representing an aggregate of 26.0% of the Beneficial Interest). George B. Horne holds 19.7% of the Beneficial Interest as co-trustee of a revocable trust. Tara V. Horne, individually, and Judith Rae Horne, as trustee for Timothy P. Horne's minor daughter, each hold less than 0.5% of the Beneficial Interest. Voting trust certificates are subject to any restrictions on transfer applicable to the stock which they represent.

  (7) Includes (i) 2,120,010 shares, of which 64,844 are shares of Class A Common Stock, beneficially owned by Frederic B. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 2,751,220 shares beneficially owned by Timothy P. Horne, (iii) 1,335,840 shares beneficially owned by a revocable trust for the benefit of Daniel W. Horne for which Timothy P. Horne serves as sole trustee,
(iv) 1,335,840 shares beneficially owned by a trust for the benefit of Deborah Horne, for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (v) 1,285,840 shares beneficially owned by a revocable trust for the benefit of Peter W. Horne for which Mr. Horne serves as sole trustee, (vi) 2,000,000 shares beneficially owned by a revocable trust for the benefit of George B. Horne, for which George B. Horne and Timothy P. Horne serve as co-trustees, (vii) 50,000 shares owned by Tara
V. Horne, Timothy P. Horne's daughter, (viii) 50,000 shares held by Judith Rae Horne, as trustee for Timothy P. Horne's minor daughter and (ix) 47,722 shares issuable upon the exercise of stock options exercisable presently or within 60 days of August 16, 1995. A total of 1,355,166 of the 2,120,010 shares of Class B Common Stock noted in clause (i) and all of the shares noted in clauses (ii) through (viii) above (10,163,906 shares in the aggregate) are held in the voting trust described in footnote 6 above. All shares beneficially owned or which may be deemed beneficially owned by Mr. Horne are Class B Common Stock except 64,844 of the 2,120,010 shares noted in clause (i) and all of the shares noted in clause (ix) of this footnote.

  (8) Includes 2,200,000 shares held in a revocable trust for which Timothy P. Horne and George B. Horne serve as co-trustees. A total of 2,000,000 of such shares are subject to the voting trust described in footnote 6 above.

  (9) All shares are Class B Common Stock.

(10) Shares are held in a revocable trust for which Timothy P. Horne serves as sole trustee, and are subject to the voting trust described in footnote 6.

(11) Shares are held in a trust for which Timothy P. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, and are subject to the voting trust described in footnote 6.

(12) All shares are Class B Common Stock except for 50,000 shares of Class A Common Stock. The Class b Common Stock shares are held in a revocable trust for which Frederic B. Horne serves as sole trustee, and are subject to the voting trust described in footnote 6.

(13) All shares are shares of Class A Common Stock or options to purchase Class A Common Stock exercisable presently or within 60 days of August 16, 1995.

(14) The information is based on a Schedule l3G dated February 6, 1995 filed with the Securities and Exchange Commission by Nicholas Company, Inc., Nicholas Fund, Inc. and Albert O. Nicholas reporting their aggregate holdings of shares of Class A Common Stock as of December 31, 1994. Nicholas Company, Inc. has stated in the Schedule 13G that it is an investment adviser registered under the Investment Advisers Act of 1940 and possesses sole dispositive power over 2,555,100 shares indicated as owned by it. Nicholas Fund, Inc. has stated in the Schedule 13G that it is an investment company registered under the Investment Company Act of 1940 and possesses sole voting power for 1,857,000 of the 2,555,100 shares owned by Nicholas Company, Inc. Albert O. Nicholas has stated in the Schedule 13G that he is an individual and disclaims direct beneficial ownership of all securities reported as beneficially owned by Nicholas Company, Inc. and Nicholas Fund, Inc. Mr. Nicholas is the President, a Director and the majority stockholder of Nicholas Company, Inc.

(15) The information is based on a Schedule 13G dated February 13, 1995 filed with the Securities and Exchange Commission by First Pacific Advisors, Inc. reporting its holdings of shares of Class A Common Stock as of December 31, 1994. First Pacific Advisors, Inc. has stated in the Schedule 13G that it is an investment adviser registered under the Investment Advisers Act of 1940 and that it possesses shared voting power over 880,000 shares and shared dispositive power over 1,040,800 shares.

(16) Includes (i) 2,000 shares of Class A Common Stock issuable upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan, (ii) 2,000 shares of Class A Common Stock held by Ms. Lane as trustee or custodian for her minor children and (iii) 4,000 shares of Class A Common Stock.

(17) Includes 8,000 shares of Class A Common Stock issuable upon the exercise of stock options under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan.

(18) Represents 18,000 shares of Class A Common Stock issuable upon the exercise of stock options within 60 days of August 16, 1995.

(19) Includes (i) 27,600 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 16, 1995 and
(ii) 4,350 shares of Class B Common Stock of the Company.

(20) Includes (i) 15,000 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 16, 1995 and
(ii) 1,000 shares of Class A Common Stock held by Mr. Bloss' spouse.

(21) Includes (i) 11,225,996 shares of Class B Common Stock, (ii) 150,587 shares of Class A Common Stock, and (iii) 222,922 shares of Class A Common Stock issuable upon the exercise of stock options presently or within 60 days of August 16, 1995.

(22) Shares of Class B Common Stock of the Company held by members of management other than Horne family members are subject to a right of first refusal in favor of the Company.

COMPENSATION ARRANGEMENTS
Summary Compensation Table

The following table contains information with respect to the compensation for the past three fiscal years of the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers") serving in such capacity at fiscal year ended June 30, 1995.


                              SUMMARY COMPENSATION TABLE

                                            Annual Compensation
                                                                         Other
                                                                        Annual
Name and                        Fiscal     Salary       Bonus     Compensation
Principal Position                Year        ($)      ($)(1)           ($)(3)
Timothy P. Horne
Chairman of the Board,           1995     619,166      83,948                -
President and Chief              1994     596,838      84,503                -
Executive Officer                1993     570,000           0                -

David A. Bloss, Sr.(2)           1995     236,668     132,000                -
Executive Vice                   1994     201,674     104,170                -
President                        1993           -           -                -

Kenneth J. McAvoy
Chief Financial
Officer, Executive
V.P. of European
Operations,                      1995     168,338      93,500                -
Treasurer and                    1994     158,340      91,760                -
Secretary                        1993     148,834      37,650                -

Robert T. McLaurin
Corporate Vice                   1995     157,508      88,000                -
President of Asian               1994     143,590      75,908                -
Operations                       1993     135,416      31,395                -

Frederic B. Horne                1995     119,168      60,000                -
Corporate Vice                   1994     113,340      60,034                -
President                        1993     104,166      24,150                -







                           SUMMARY COMPENSATION TABLE
                                      Long-Term Compensation
                                     Awards            Payouts
                                                         LTIP        All Other
Name and                            Options           Payouts     Compensation
Principal Position                 (#)(4)(8)            ($)(5)             ($)
Timothy P. Horne
Chairman of the Board,             40,000(7)                 -               -
President and Chief                40,000(7)                 -               -
Executive Officer                  40,000(7)                 -               -

David A. Bloss, Sr.(2)             35,000(7)                 -               -
Executive Vice                     20,000(7)                 -               -
President                                 -                  -               -

Kenneth J. McAvoy
Chief Financial
Officer, Executive
V.P. of European
Operations,                        30,000(7)                 -               -
Treasurer and                      30,000(7)                 -               -
Secretary                          30,000(7)                 -               -

Robert T. McLaurin
Corporate Vice                     10,000(6)                 -               -
President of Asian                        -                  -               -
Operations                                -                  -               -

Frederic B. Horne                 10,500(6)                  -               -
Corporate Vice                    16,000(6)                  -               -
President                         16,000(6)                  -               -

____________

(1) Amounts awarded under the Executive Incentive Bonus Plan for the respective fiscal years.

(2)  Mr. Bloss joined the Company in July 1993.

(3) No amounts for executive perquisites and other personal benefits, securities or property are shown because the aggregate dollar amount per executive is the lesser of either $50,000 or 10% of annual salary and bonus.

(4) Awarded under the 1986 Incentive Stock Option Plan (the "Incentive Plan") or the 1989 Nonqualified Stock Option Plan (the "Nonqualified Plan").

(5) The Company does not offer a long-term incentive compensation plan to the named executive officers.

(6)  Amount awarded under the Incentive Plan.

(7)  Amount awarded under the Nonqualified Plan.

(8) All option amounts for fiscal 1994 and 1993 were doubled as a result of a two-for-one stock split of the Company's Common Stock effected by means of a stock dividend payable on March 15, 1994.

Stock Option Grants

The following table shows information concerning options to purchase the Company's Class A Common Stock granted in fiscal 1995 to the named executive officers.


                                               Individual Grants
                                                 % of Total
                                                    Options
                                                 Granted to           Exercise
                                   Options        Employees            or Base
                                   Granted        in Fiscal              Price
Name                             (#)(1)(2)             Year             ($/Sh)
Timothy P. Horne                 40,000(4)            14.21           23.75(6)
David A. Bloss, Sr.              35,000(4)            12.43           23.75(6)
Kenneth J. McAvoy                30,000(4)            10.66           23.75(6)
Robert T. McLaurin               10,000(5)             3.55           23.75(7)
Frederic B. Horne                10,500(5)             3.73          26.125(7)






Stock Option Grants
                                   Individual Grants

                         Market Price
                           on Date of
                                Grant          Expiration
Name                           ($/Sh)                Date
Timothy P. Horne               23.75               9/1/04
David A. Bloss, Sr.            23.75               9/1/04
Kenneth J. McAvoy              23.75               9/1/04
Robert T. McLaurin             23.75               9/1/04
Frederic B. Horne              23.75               9/1/99

Stock Option Grants


                              Potential Realizable Value
                              at Assumed Annual Rates of
                              Stock Price Appreciation
                                 for Option Term(3)

Name                           5%($)             10%($)
Timothy P. Horne             597,440          1,514,040
David A. Bloss, Sr.          522,760          1,324,785
Kenneth J. McAvoy            448,080          1,135,530
Robert T. McLaurin           149,360            378,510
Frederic B. Horne             43,952            127,301


    ____________


(1)  All options were granted on September 1, 1994.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Under the terms of the 1986 Incentive Stock Option Plan, the options granted to optionees who hold more than 10% of the combined voting power of all classes of stock of the Company have a maximum duration of five years from the date of grant.

(3) Based upon the market price on the date of grant and an annual appreciation at the rate stated on such market price through the expiration date of such options. The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(4) Awarded under the Company's 1989 Nonqualifed Stock Option Plan (the "Nonqualified Plan").

(5) Awarded under the Company's 1986 Incentive Stock Option Plan (the "Incentive Plan").

(6) Under the terms of the Nonqualified Plan, the exercise price of options cannot be less than 50% of fair market value.

(7) Under the terms of the Incentive Plan, the exercise price of options cannot be less than 110% of fair market value for optionees who hold more than 10% of the combined voting power of all classes of stock of the Company and 100% of fair market value for all other optionees.

Aggregated Option Exercises and Option Values

The following table shows information concerning the exercise of stock options during fiscal year 1995 by each of the named executive officers and the fiscal year-end value of unexercised options.


                          Shares Acquired                    Value
Name                       on Exercise(#)           Realized($)(1)
Timothy P. Horne                   22,894                  339,801
David A. Bloss, Sr.                    -                        -
Kenneth J. McAvoy                  48,000                  430,867
Robert T. McLaurin                     -                        -
Frederic B. Horne                      -                        -


                                   Number of Unexercised
                             Options at Fiscal Year End(#)(2)
Name                        Exercisable           Unexercisable
Timothy P. Horne                 26,000                 128,894
David A. Bloss, Sr.               4,000                  51,000
Kenneth J. McAvoy                    -                   90,000
Robert T. McLaurin               25,600                  12,400
Frederic B. Horne                33,622                  49,722


                                   Value of Unexercised
                                   In-the-Money Options
                                 at Fiscal Year End($)(3)
Name                        Exercisable           Unexercisable
Timothy P. Horne                213,355                 857,726
David A. Bloss, Sr.              37,350                 195,337
Kenneth J. McAvoy                   -                   567,465
Robert T. McLaurin              224,800                  39,075
Frederic B. Horne               208,285                 194,867

____________

(l) Represents the difference between the market price on the date of exercise and the exercise price of the options.

(2) Options vest over five years at the rate of 20% per year on successive anniversaries of the respective dates on which the options were granted and shall generally terminate upon the earlier of the termination of employment, subject to certain exceptions, or ten years from the date of grant. Options granted to Mr. Frederic B. Horne under the Incentive Stock Option Plan have a five year term.

(3) Represents the difference between the market price on the last day of the fiscal year and the exercise price of the options.


1991 Non-Employee Directors'

Nonqualified Stock Option Plan. Stock options granted under the 1991 Non-Employee Directors' Nonqualified Stock Option Plan
(the "Directors' Plan") are granted automatically and without any further action on the part of the Board of Directors as of November 1 in each year commencing in 1991 (with respect to each year, the "Grant Date"). The Directors' Plan provides that options to purchase 2,000 shares of Class A Common Stock (or such lesser amount as shall enable each non-employee Director then in office to receive an equal grant in the event that there are not sufficient shares of Class A Common Stock for each such non-employee Director to receive a grant of 2,000 shares) shall be granted to each non-employee Director duly elected and serving as such on each Grant Date.

The purchase price of shares which may be purchased under the Directors' Plan is $22.75, which is equal to the closing sale price of the Class A Common Stock on the over-the-counter market on October 18, 1991 (as adjusted for the March 1994 two-for-one split of the Company's Common Stock).

Options granted under the Directors' Plan are exercisable when granted, but no option is exercisable after the earlier of (a) the date ten years after the Grant Date or (b) the date on which the Director to whom such options were granted ceases for any reason to serve as a Director of the Company; provided, however, that in the event of termination as a result of disability or death, the Director or his/her personal representative may exercise any outstanding options not theretofore exercised during the 90-day period following such disability or death.

The Directors' Plan is administered by the Board of Directors or an authorized committee thereof in accordance with Rule 16b-3 under the Exchange Act. The Board of Directors or an authorized committee thereof determines the form of options granted under the Directors' Plan and makes other determinations and interpretations concerning the Directors' Plan and options granted thereunder.

During fiscal 1995, Messrs. Herndon, Moran and Murphy, and Ms. Lane, being all the non-employee Directors of the Company on the Grant Date, were each granted options to purchase 2,000 shares of Class A Common Stock under the Directors' Plan.

Pension Plan

The Company maintains a qualified non-contributory defined benefit pension plan (the "Pension Plan") for eligible salaried employees of the Company and its subsidiaries, including the named executive officers specified in the "Summary Compensation Table" above and it maintains a nonqualified non-contributory defined benefit supplemental plan (the "Supplemental Plan") generally for certain highly compensated employees. The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The assets of the Pension Plan are maintained in a trust fund at State Street Bank and Trust Company. The Pension Plan is administered by the Pension Plan Committee, which is appointed by the Board of Directors of the Company. Annual contributions to the Pension Plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (as defined in the Pension Plan) multiplied by years of service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For the 1995 Pension Plan year, Annual Compensation in excess of $150,000 per year is disregarded under the Pension Plan for all purposes. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the Pension Plan includes base salary and annual bonus.

The Supplemental Plan provides additional monthly benefits to individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 or who will be affected by IRS limits on Pension Plan Compensation.

The annual normal retirement benefit payable from the Supplemental Plan is equal to the difference between (1) the pre-Tax Reform Act formula of 45% of Final Average Compensation less 50% of the participant's Social Security Benefit, the result prorated for years of service less than 25, and (2) the Pension Plan formula above with Annual Compensation in excess of $175,000 disregarded. For eligible employees who were not plan participants of the Pension Plan as of January 1, 1989, the benefit under the Supplemental Plan is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $247,540 disregarded. For the 1995 Plan Year, Annual Compensation in excess of $309,425 is disregarded for all purposes under the Supplemental Plan. Compensation recognized under the Supplemental Plan is W-2 pay, excluding income realized upon the exercise of stock options.

The following table illustrates total annual normal retirement benefits (payable from both the Pension Plan and from the Supplemental Plan and assuming attainment of age 65 during 1995) for various levels of Final Average Compensation and years of benefit service, prior to application of the Social Security offset, which is an integral part of the benefits payable under the Supplemental Plan.



                            Estimated Total Annual Retirement Benefit
                              (Pension Plan plus Supplemental Plan)
Final Average                      Based on Years of Service(1)
Compensation for
Five Highest
Consecutive Years                                                     25 Years
in Last 10 Years:           10 Years       15 Years      20 Years      or more
$100,000                     $18,000        $27,000      $ 36,000     $ 45,000
150,000                       27,000         40,500        54,000       67,500
200,000                       31,825         47,738        63,650       79,563
250,000                       40,825         61,238        81,650      102,063
300,000                       49,825         74,738        99,650      124,563
350,000                       51,522         77,282       103,043      128,804

____________

(l) The annual Pension Plan benefit is computed on the basis of a straight life annuity.

Messrs. Timothy P. Horne, Bloss, McAvoy, McLaurin and Frederic B. Horne have 36, 2, 14, 7 and 22 years, respectively, of benefit service under the Pension Plan. Eligible employees are currently limited to a maximum annual benefit under the Pension Plan of $120,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or Final Average Compensation. Accordingly, under current salary levels and law, Mr. Timothy P. Horne's annual benefit would be limited to such amount.

Employment, Termination, Supplemental and Deferred Compensation Agreements

On May l, 1993, the Company entered into an Employment Agreement with Timothy
P. Horne providing for annual base salary of at least $570,000 plus other benefits and bonuses generally available to senior executives of the Company. The Employment Agreement provides for the employment of Mr. Horne as Chairman of the Board and Chief Executive Officer of the Company for a period of not less than four years and is terminable by Mr. Horne on thirty days notice. The Employment Agreement supersedes all prior employment agreements between the Company and Mr. Horne. Under the Employment Agreement, if Mr. Horne shall, without his consent, cease to be, or cease to have the responsibilities and duties of, Chairman of the Board of Directors of the Company and Chief Executive Officer other than for a willful illegal act relating to the performance of his duties, or if he shall be assigned duties inconsistent with those previously performed by him, he shall be entitled to terminate his employment upon notice and, if so terminated, he shall be entitled to receive a severance payment equal to the greater of (i) the compensation which would have been payable under the Employment Agreement at the base salary in effect on the termination date for the balance of the original term thereof or (ii) two years' compensation at that rate.

Under a Supplemental Compensation Agreement, effective as of May l, 1993, Timothy P. Horne is entitled to receive annual payments during his lifetime following his retirement or other termination of employment with the Company equal to the greater of (a) one half of the average of his base salary for the three years immediately preceding such retirement or termination or (b) $350,000. During this period Mr. Horne will be available as a consultant to the Company for 300 to 500 hours per year.

Timothy P. Horne is also entitled under a Deferred Compensation Agreement to retirement benefits aggregating $233,333 payable over a period of 28 consecutive months commencing upon the earliest of his retirement, attainment of the age of 65 or other termination of employment. The Deferred Compensation Agreement represents compensation which Mr. Horne deferred prior to the Company's past three fiscal years. The Company has fully expensed its obligations under this Deferred Compensation Agreement.

Stock Option and Compensation Committee Report

The Stock Option and Compensation Committee is currently composed of Messrs. Murphy and Herndon and Ms. Lane. Mr. Murphy is the Chairman of the Committee. The three members of the Stock Option and Compensation Committee are non-employee directors and are ineligible to participate in any of the compensation plans which are administered by the Committee.

In accordance with the rules adopted by the Securities and Exchange Commission, the Stock Option and Compensation Committee will report on the compensation and benefits provided in fiscal 1995 to Timothy P. Horne, David
A. Bloss, Sr., Kenneth J. McAvoy, Robert T. McLaurin, and Frederic B. Horne.

Compensation Philosophy

The Company's executive compensation program is designed to promote corporate performance and thereby enhance stockholder returns. The Committee believes that executives should have a greater portion of their compensation tied directly to performance, both of the business and of individual objectives established by management. To this end, overall compensation strategies and specific compensation plans have been developed to tie a significant portion of executive compensation to the success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve goals inherent in the Company's business strategy, to link executive and stockholder interests and to provide compensation packages that recognize individual contributions as well promote achievement of business goals.

The key elements of the Company's executive compensation program consists of three components, each of which is intended to serve the overall compensation philosophy: base salary, an annual bonus and stock options granted under either the 1986 Incentive Stock Option Plan or the 1989 Nonqualified Stock Option Plan. These programs, as well as the basis for Mr. Timothy P. Horne's compensation in fiscal 1995, are discussed below.

Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, coupled with a review of the base salaries for comparable positions at other companies.

Executives' base salaries are reviewed on an annual basis following the close of the fiscal year and completion of the audit of the Company's financial results by the independent auditors. Adjustments are determined by evaluating the performance of the Company and each executive officer. The performance of executive officers with functional or administrative responsibilities is considered by reviewing the quality and efficiency of administrative and functional processes. In the case of executive officers with responsibility for one or more business units within the Company, the business results of those units are also considered. The Committee also considers, where appropriate, certain non-financial performance measures, such as increase in market share, market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, improvements in product quality and/or relations with customers, suppliers or employees. Adjustments in base salary are also made when and as appropriate to reflect changes in job responsibilities.

The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in the peer group established to compare shareholder returns. Thus, the compensation packages which may be considered during the Company's compensation review process are not the same group as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this proxy statement.

The base salary received by Mr. Timothy P. Horne in fiscal 1995 was $619,166, an increase of 3.6% from $596,838 in the prior fiscal year. Under the terms of an Employment Agreement with the Company, Mr. Horne's base salary was established in 1993 at $570,000, subject to a guaranteed annual adjustment equal to the increase in the Consumer Price Index for all Urban Consumers, with such other additional increase, if any, as the Committee deems appropriate in its discretion. The CPI increased by approximately 2.5% from June 1993 to June 1994, the twelve month period immediately prior to the Committee's adjustment in Mr. Horne's base salary for fiscal 1995.
The key performance measure the Committee used in determining Mr. Horne's compensation for fiscal 1995 was its assessment of his ability and dedication to enhance the long-term value of the Company through continuation of the leadership and vision he has provided during his tenure as Chairman, President and CEO. Under his leadership, the sales of the Company have experienced a compounded annual growth rate of approximately 17%.

Annual Bonus

The Company's executive officers are eligible for an annual cash bonus. Individual and corporate performance objectives are established at or near the beginning of each fiscal year by the Chairman/President/Chief Executive Officer in consultation with the Executive Vice President and the Chief Financial Officer. These objectives are then reviewed by the Committee. Once established, eligible executives are assigned threshold, target and maximum bonus levels. Each participant in the plan is assigned a percentage, based upon the participant's position in the Company, of base salary as a target upon which the bonus is calculated. The Committee believes that a significant portion of executive compensation should be tied to an annual bonus potential based on performance of specified objectives. During fiscal 1995, the Company's net income increased by 11.5%.

Under the Employment Agreement, Mr. Timothy P. Horne is eligible for an annual bonus in an amount to be determined by the Committee based upon such factors as the Committee deems appropriate. Mr. Horne received a bonus of $83,948 for fiscal 1995. The Committee believes that Mr. Horne's continued leadership and focus on the long-term growth of the Company contributed to the 11.5% increase in net income for fiscal 1995.

Stock Options

Under the Company's 1986 Incentive Stock Option Plan and 1989 Nonqualified Stock Option Plan, both of which were approved by the stockholders, stock options may be granted to the Company's executive officers. The Committee sets guidelines for the size of stock option awards based on similar factors as used to determine base salaries and annual bonuses, including corporate performance and individual performance against objectives. Stock options are the principal vehicle for the payment of long-term compensation. This component of compensation is intended to motivate executives to improve stock market performance.

Stock options are designed to align the interests of the executives with those of the stockholders as the full benefit of the compensation package will not be realized unless stock appreciation occurs over a number of years. Stock options under the Incentive Plan are typically granted annually and vest 20% per year over five years beginning with the first anniversary of the grant date. Under the Incentive Plan, the exercise price equals the market price of the Class A Common Stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of the Company; for those employees the exercise price is equal to 110% of the market price on the date of the grant. Stock options under the Nonqualified Plan have an exercise price which may be no less than 50% of the market price on the date of the grant. The duration of options under either plan is generally 10 years, with the exception of grants under the Incentive Plan to owners of more than 10% of the combined voting power of the Company, in which case such grants terminate after 5 years.

Options are normally granted in the fall following the close of the fiscal year in order to provide the Committee with an opportunity to review the fiscal year performance, both of individual and business goals.

On September 1, 1994, Mr. Timothy P. Horne received options under the Nonqualified Plan to purchase 40,000 shares with an exercise price of $23.75, which represents 100% of the fair market value of the Class A Common Stock on the grant date. This is the same number of options which were granted to Mr. Horne for the fiscal year ended June 30, 1993 (after giving effect for the two-for-one stock split of the Company's Common Stock in March 1994). Mr. Horne holds a significant equity interest in the Company.

Conclusion

Through the programs described above, a significant portion of the Company's executive compensation is linked to individual and corporate performance and stock appreciation. The Stock Option and Compensation Committee has adopted a new annual bonus plan for the 1996 fiscal year that is intended to more closely align executive compensation to corporate performance. The new plan will link each executive's annual bonus to sales growth, increases in economic value added, and improvements in inventory turnover. In addition, the Committee adopted, and recommends stockholder approval of, the Watts Industries, Inc. Management Stock Purchase Plan (the "Plan"). The Committee believes that the Plan will encourage executives and management employees to acquire a greater equity stake in the Company and will motivate them to contribute to the future growth and success of the Company, thereby aligning the long-term interests of executives and management employees with the interests of all stockholders.

Stock Option and Compensation Committee
     Daniel J. Murphy, III (Chairman)
     Noah T. Herndon
     Wendy E. Lane

Performance Graph

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Class A Common Stock, based on the market price of the Class A Common Stock, with the cumulative return of companies on the Standard & Poor's 500 Stock Index and a peer group of companies engaged in the valve and pump industries, for a period of five fiscal years commencing June 30, 1990 and ended June 30, 1995. The performance indicator of peer group companies consists of Keystone International, Inc., Bw Ip, Inc., Zurn Industries, Inc., Goulds Pumps, Inc. and Duriron, Inc. The graph assumes that the value of the investment in the Company's Class A Common Stock and each index was $100 at June 30, 1990 and that all dividends were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG WATTS INDUSTRIES, INC., S & P 500 INDEX AND A PEER GROUP

[GRAPHIC]

LINE GRAPHIC AS DESCRIBED BELOW


Cumulative Total Return
                             6/30/90            6/30/91            6/30/92
Watts Industries, Inc            100                122                122
Peer Group                       100                105                110
S & P 500                        100                107                122


                            6/30/93             6/30/94            6/30/95
Watts Industries, Inc            94                 118                129
Peer Group                      116                  91                101
S & P 500                       138                 140                177

Certain Transactions

George B. Horne, the father of Timothy P. Horne and Frederic B. Horne, receives monthly payments of $7,959 ($95,505 annually) from the Watts Industries, Inc. Retirement Plan for Salaried Employees.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

Although Delaware law does not require that the selection by the Directors of the Company's independent auditors be approved each year by the stockholders, the Directors believe it is appropriate to submit the selection of independent auditors to the stockholders for their approval and to abide by the result of the stockholders' vote. Upon the recommendation of the Audit Committee of the Board, the Directors have recommended that the stockholders ratify the selection of Ernst & Young as the Company's independent auditors for fiscal 1996.

The Company expects that a representative of Ernst & Young will be present at the annual meeting and will be given the opportunity to make a statement if he or she wishes to do so. This representative is also expected to be available to respond to questions from stockholders.

Holders of voting rights sufficient to ratify the selection of Ernst & Young as independent auditors have indicated an intention to vote in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

PROPOSAL 3

APPROVAL OF MANAGEMENT STOCK PURCHASE
PLAN

Proposal

The Board of Directors of the Company adopted the Watts Industries, Inc. Management Stock Purchase Plan (the "Stock Purchase Plan") on August 8, 1995, subject to the approval of the Company's stockholders at the 1995 Annual Meeting.

Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Class A Common Stock that can be issued under the Stock Purchase Plan is 1,000,000. The closing price of the Class A Common Stock on September 1, 1995 was $24.50 per share.

Recommendation

The Company believes that it is desirable for management employees of the Company and its subsidiaries to acquire an equity interest in the Company, and the Stock Purchase Plan has been designed to achieve such goal. Under the Stock Purchase Plan, management employees may elect to defer part or all their bonus and apply it towards the purchase of restricted stock units. Subject to meeting certain vesting requirements, the management employees will receive payment under the Stock Purchase Plan in the form of shares of Class A Common Stock. The Board of Directors believes the Stock Purchase Plan is in the best interests of the Company because it will provide a tax-effective mechanism to encourage the management employees to acquire a greater equity stake in the Company and will motivate the management employees to contribute to the future growth and success of the Company, thus aligning the long-term interests of the management employees with the interests of all stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCK PURCHASE PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPSAL.

Summary of the Stock Purchase Plan

The material terms of the Stock Purchase Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan which is attached hereto as Appendix A to this proxy statement.

Plan Administrator; Eligibility. The Stock Purchase Plan will be administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"). Only management employees selected by the Committee will be eligible to participate in the Stock Purchase Plan. It is anticipated that approximately 25 management employees, including employee directors and executive officers, will participate initially in the Stock Purchase Plan.

Restricted Stock Units. Each eligible management employee may elect, pursuant to an advance election, to defer up to 100% of his/her annual bonus, beginning with the bonus payable for the 1996 fiscal year. The designated amounts will be converted to restricted stock units at a price equal to 75% of the fair market value of Class A Common Stock on the date the bonus would otherwise have been paid. These units will be credited to an account for the benefit of the management employee. Under some limited circumstances, a management employee may purchase restricted stock units with after-tax dollars.

Each grant of restricted stock units will be 100% vested after three years from the date of grant and will be payable in the form of shares of the Company's Class A Common Stock at the earlier of a preselected date or the management employee's termination of employment. During the deferral period selected by the management employee, the restricted stock units will be restricted from sale, transfer or pledge and the management employee will not be entitled to any voting rights.

In the event the Company declares any cash dividends, dividend equivalent amounts will be credited to each management employee's account and will be paid out in cash upon vesting or when the management employee receives payment of his/her non-vested units.

If the management employee voluntarily terminates his/her employment prior to vesting in his/her restricted stock units, the management employee will become entitled to receive in cash the lesser of the original purchase price of the non-vested units, as adjusted by interest, or the fair market value of an equal number of shares of the Company's Class A Common Stock. If the management employee is terminated by the Company or if the management employee's employment terminates as a result of death or permanent disability, the Stock Purchase Plan provides for vesting of the restricted stock units at the rate of 33-1/3% for each year of employment after date of grant. The non-vested units will be paid in cash on the same basis as in the case of a voluntary termination.

Change in Control. All restricted stock units will become vested automatically upon the effective date of any merger, consolidation, sale, dissolution or liquidation of the Company.

Adjustments for Stock Dividends, Stocks Splits, etc. The Committee will adjust the reserved shares and the restricted stock units to reflect stock dividends, stock splits, or similar events.

Amendments and Termination. The Board of Directors may terminate or amend the Stock Purchase Plan, but no amendment may adversely affect the rights of any management employee to the vested restricted stock units credited to his/her account without his/her consent. All material amendments to the Stock Purchase Plan must be submitted for stockholder approval to the extent necessary for the Stock Purchase Plan to satisfy the requirements of the exemption from the short-swing profits rules under Section 16 of the Securities Exchange Act of 1934.

Approval of the Stock Purchase Plan requires the affirmative vote of the holders of a majority of the outstanding votes of the Company's Class A Common Stock and Class B Common Stock, voting as a single class. Holders of voting rights sufficient to approve the Stock Purchase Plan have indicated an intention to vote in favor of this proposal.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matters.

STOCKHOLDER PROPOSALS

In order for any stockholder proposal to be included in the proxy statement for the Company's 1996 Annual Meeting of Stockholders, such proposal must be received at the principal executive offices of the Company, 815 Chestnut Street, North Andover, MA 01845, not later than May 17, 1996 and must satisfy certain rules of the Securities and Exchange Commission.

Nominations and proposals of stockholders may also be submitted to the Company for consideration at the 1996 Annual Meeting if certain conditions set forth in the Company's bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the 1995 Annual Meeting. If the date of the 1996 Annual Meeting is subsequently moved to a date more than seven days (in the case of Director nominations) or ten days (in the case of other stockholders proposals) prior to the anniversary date of the 1995 Annual Meeting, the Company will publicly disclose such change, and nominations or other proposals to be considered at the 1996 Annual Meeting must be received by the Company not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 1996 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee's name or proposal and appropriate supporting information required by the Company's bylaws to the Secretary of the Company at the address set forth above.

APPENDIX A

WATTS INDUSTRIES, INC.

MANAGEMENT STOCK PURCHASE PLAN

I. INTRODUCTION

The purpose of the Watts Industries, Inc. Management Stock Purchase Plan (the "Plan") is to provide equity incentive compensation to selected management employees of Watts Industries, Inc. (the "Company") and its subsidiaries. Participants in the Plan may elect to receive restricted stock units ("RSUs") in lieu of all or a portion of their annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs. Each RSU represents the right to receive one share of the Company's Class A Common Stock (the "Stock") upon the terms and conditions stated herein. RSUs are granted at a discount of 25% from the fair market value of the Stock on the date of grant. So long as the participant remains employed by the Company for at least three years after the date of grant, his or her RSUs will be settled in shares of Stock after a period of deferral selected by the participant, or upon termination of employment, if earlier.


II. ADMINISTRATION

The Plan shall be administered by the Stock Option and Compensation Committee of the Board of Directors of the Company (the "Committee"). Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited herein. Determinations by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan.


III. ELIGIBILITY

Management employees of the Company and its subsidiaries as designated by the Committee shall be eligible to participate in the Plan.

IV. PARTICIPATION

A. Restricted Stock Units. Participation in the Plan shall be based on the award of RSUs. Each RSU awarded to a participant shall be credited to a bookkeeping account established and maintained for that participant.

B. Valuation of RSUs; Fair Market Value of Stock. The value of each RSU, for purposes of the Plan, shall be determined as follows: The "Cost" of each RSU shall be equal to 75% of the fair market value of the Stock on the date the RSU is awarded. The "Value" of each RSU shall be equal to its Cost plus simple interest per annum on such amount at the one-year U.S. Treasury Bill rate (as published in The Wall Street Journal) in effect on the award date and each anniversary thereof. For all purposes of the Plan, the "fair market value of the Stock" on any given date shall mean the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange.

C. Election to Participate. Each year, each participant may elect to receive an award of RSUs under the Plan during the subsequent calendar year by completing a Bonus Deferral and RSU Subscription Agreement ("Subscription Agreement"). The Subscription Agreement shall provide that the participant elects to receive RSUs in lieu of a specified portion of any annual incentive bonus. Such portion may be expressed as either (1) a specified percentage of the participant's actual bonus amount; (2) the lesser of a specified percentage or a specified dollar amount of the participant's actual bonus amount; or (3) a specified dollar amount, up to 100% of the participant's targeted maximum bonus. Any dollar amount specified must be at least $1,000; and any percentage specified must be at least 10% and not more than 100%. Amounts specified pursuant to methods (1) and (2) are entirely contingent on the amount of bonus actually awarded. Where the participant specifies a fixed dollar amount pursuant to method (3), however, the Subscription Agreement shall provide that, if the specified dollar amount exceeds the actual bonus amount awarded, the participant undertakes to pay the excess, in cash or by check, to the Company within five days after the date the participant receives notice of the bonus amount. Each Subscription Agreement, in addition, shall specify a deferral period for the RSUs to which it pertains. The deferral period shall be expressed as a number of whole years, not less than three, beginning on the award date. Subscription Agreements must be received by the Company no later than December 31 of the fiscal year for which such bonus amount will be determined. A participant who is not subject to the short-swing profits rule of Section 16 of the Act may revise his or her Subscription Agreement with respect to the amount of elected RSUs no later than June 1 of the fiscal year for which such bonus amount will be determined.

D. Award of RSUs. Once each year, on the date that annual incentive bonuses are paid or would otherwise be paid, the Company shall award RSUs to each participant as follows: Each participant's account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Subscription Agreement by the Cost of each RSU awarded on such date. No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the participant currently in cash.

V. VESTING AND SETTLEMENT OF RSUs

A. Vesting. A participant shall be fully vested in each RSU three years after the date such RSU was awarded.

B. Settlement After Vesting. With respect to each vested RSU, the Company shall issue to the participant one share of Stock at the end of the deferral period specified in the participant's Subscription Agreement pertaining to such RSU, or upon the participant's termination of employment or the termination of the Plan, if sooner.

C.    Settlement Prior to Vesting.

1. Voluntary Termination. If a participant voluntarily terminates his/her employment with the Company for reasons other than death or permanent disability, the participant's nonvested RSUs shall be canceled and he or she shall receive a cash payment equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the participant's termination of employment.

2. Involuntary Termination. If a participant's employment is terminated by the Company, or if the participant's employment terminates as a result of death or permanent disability, the participant's nonvested RSUs shall be canceled and he or she shall receive payment as follows: The number of nonvested RSUs awarded on each award date shall be multiplied by a fraction that is equal to the number of full years that the participant was employed by the Company after each such award date divided by three and the participant shall receive the resulting number of such RSUs in shares of Stock. With respect to the participant's remaining nonvested RSUs, the participant shall receive cash in an amount equal to the lesser of (a) the Value of such RSUs or
(b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the participant's termination of employment.

3. Committee's Discretion. The Committee shall have complete discretion to determine the circumstances of a participant's termination of employment, including whether the same results from voluntary termination, permanent disability or termination by the Company, and the Committee's determination shall be final and binding on all parties and not subject to review or challenge by any participant or other person.


VI. DIVIDEND EQUIVALENT AMOUNTS

Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each participant shall be paid an amount in cash equal to the number of his or her vested RSUs multiplied by the dividend value per share. In addition, each participant's account shall be credited with an amount equal to the number of such participant's nonvested RSUs multiplied by the dividend value per share. Amounts credited with respect to each nonvested RSU shall be paid, without interest, on the date the participant becomes vested in such RSU, or when the participant receives payment of his or her nonvested RSUs pursuant to Subsection V.(C).

VII. DESIGNATION OF BENEFICIARY

A participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of his/her death. A designation of beneficiary shall apply to a specified percentage of a participant's entire interest in the Plan. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the participant, the participant's estate shall be deemed to be the beneficiary.


VIII. SHARES ISSUABLE; MAXIMUM NUMBER OF RSUs; ADJUSTMENTS

A. Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000. For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock available for issuance under the Plan. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently re-acquired by the Company.

B. Adjustments. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which RSUs shall thereafter be granted; (ii) the number and kind of shares remaining subject to outstanding RSUs; (iii) the number of RSUs credited to each participant's account; and (iv) the method of determining the value of RSUs. In the event of any proposed merger, consolidation, sale, dissolution or liquidation of the Company, all non-vested RSUs shall become fully vested upon the effective date of such merger, consolidation, sale, dissoution or liquidation and the Committee in its sole discretion may, as to any outstanding RSUs, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and the number of shares subject to such RSUs as it may determine on an equitable basis and as may be permitted by the terms of such transaction, or terminate such RSUs upon such terms and conditions as it shall provide. In the case of the termination of any vested RSU, the Committee shall provide payment or other consideration which the Committee deems equitable in the circumstances.


IX. AMENDMENT OR TERMINATION OF PLAN

The Company reserves the right to amend or terminate the Plan at any time, by action of its Board of Directors, provided that no such action shall adversely affect a participant's rights under the Plan with respect to RSUs awarded and vested before the date of such action, and provided further, that Plan amendments shall be subject to approval by the Company's shareholders to the extent required by the Act to ensure that awards are exempt under Rule 16b-3 promulgated under the Act.


X. MISCELLANEOUS PROVISIONS

A. No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares of Stock under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.

B. Withholding. Participation in the Plan is subject to any required tax withholding on wages or other income of the participant in connection with the Plan. Each participant agrees, by entering the Plan, that the Company shall have the right to deduct any such taxes, in its sole discretion, from any amount payable to the participant under the Plan or from any payment of any kind otherwise due to the participant. Participants who wish to avoid the withholding of shares of Stock otherwise issuable to them under the Plan should arrange with the Company to pay the amount of taxes required to be withheld in advance of the settlement date.

C. Notices; Delivery of Stock Certificates. Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the participant at the last address shown for the participant on the records of the Company. Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to such person at his/her last known address on file with the Company.

D. Nontransferability of Rights. During a participant's lifetime, any payment or issuance of shares under the Plan shall be made only to him/her. No RSU or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a participant or beneficiary entitled thereto.

E. Company's Obligations To Be Unfunded and Unsecured. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts or issuance of any shares of Stock hereunder. No participant or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Plan, and any participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

F. Governing Law. The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the Commonwealth of Massachusetts. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

G. Effective Date of Plan. The Plan shall become effective as of the date of its approval by the holders of a majority of the shares of the Company's Class A Common Stock and Class B Common Stock, voting as a single class, present or represented and entitled to vote at a meeting of the shareholders.

WATTS INDUSTRIES, INC.
815 Chestnut Street, North Andover, MA 01845
Proxy for Class A Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Class A Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, October 17, 1995 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1995 Annual Report to Stockholders.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

X Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1, 2 and 3 below, the undersigned's votes will be cast in favor of such matters. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees: Timothy P. Horne, David A. Bloss, Sr., Frederic B. Horne, Kenneth J. McAvoy, Noah T. Herndon, Wendy E. Lane, Gordon W. Moran and Daniel J.
Murphy, III

 FOR _________                WITHHELD ______________


For all nominees except as noted above _______________________________


2. To ratify the selection of Ernst &Young LLP as the independent auditors of the Company for the current fiscal year.

For                    Against                        Abstain

[  ]                    [  ]                           [  ]

3. To approve the Watts Industries, Inc. Management Stock Purchase Plan, as described in the Proxy Statement.

For                    Against                        Abstain

[  ]                    [  ]                           [  ]

Mark here for address change and note at left

Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


___________________________________________________

Signature                                      Date


___________________________________________________

Signature                                      Date

WATTS INDUSTRIES, INC.
815 Chestnut Street, North Andover, MA 01845
Proxy for Class B Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy P. Horne and Kenneth J. McAvoy, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of the shares of Class B Common Stock of Watts Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Watts Industries, Inc. to be held in the Phillips Room of The Andover Inn at Phillips Academy, Chapel Avenue, Andover, Massachusetts, on Tuesday, October 17, 1995 at 10:00 a.m. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1995 Annual Report to Stockholders.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

X Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to Items 1, 2 and 3 below, the undersigned's votes will be cast in favor of such matters. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect eight Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees:
Timothy P. Horne, David A. Bloss, Sr., Frederic B. Horne,
Kenneth J. McAvoy, Noah T. Herndon, Wendy E. Lane, Gordon W. Moran and Daniel J. Murphy, III



FOR                                  WITHHELD

[   ]                                 [   ]

[   ] ___________________________________________________

For all nominees except as noted above

2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year.

For                    Against                        Abstain

[  ]                    [  ]                           [  ]

3. To approve the Watts Industries, Inc. Management Stock Purchase Plan, as described in the Proxy Statement.


For                    Against                        Abstain

[  ]                    [  ]                           [  ]


Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


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Signature                                     Date

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Signature                                     Date